Exhibit 99.1

Nasdaq grants Graphjet Technology’s request to continue its listing

KUALA LUMPUR, Malaysia, July 28, 2025 (GLOBE NEWSWIRE) – Graphjet Technology (“Graphjet” or “the Company”) announced today that it received a decision letter (the “Letter”) from the Nasdaq Hearings Panel (the “Panel”) on July 25, 2025 granting the Company’s request to continue its listing on The Nasdaq Stock Market (“Nasdaq”).

The decision is conditioned on the Company (i) demonstrating compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) on or before August 29, 2025, (ii) demonstrating compliance with Nasdaq Listing Rule 5450(c)(1) (the “Periodic Filing Rule” and, together with the Bid Price Rule, the “Listing Rules”) on or before September 15, 2025, and (iii) providing the Panel with an update regarding the Company’s fundraising plans on or before September 30, 2025.

The Company will tirelessly work towards regaining compliance with the Bid Price Rule and the Periodic Filing Rule within the applicable timeframe provided in the Letter. In addition, the Company plans to provide the Panel with an update regarding the Company’s fundraising plans on or before September 30, 2025. However, there can be no assurance that the Company will regain or maintain compliance with the Listing Rules.

“We would like to thank the Panel for allowing the continued listing of Graphjet on Nasdaq and believing in our Company in this growing industry. I am confident that we would be able to meet compliance within the deadlines set by the Panel.

The Company is poised to capitalize on the export restriction of graphite imposed by China in December 2023 and the imposition of higher tariffs by US on the import of graphite from China. The control of supply of graphite by China has resulted in a shortage of graphite globally. Our graphite is produced entirely from agricultural waste material which is a recycled and renewable material that is not from China and is able to be used to produce electric vehicle batteries.

With our planned expansion to build a manufacturing plant in Nevada, we would be able to create new job opportunities in the American market. This in turn would rejuvenate the electric vehicle market which is expected to suffer from the reduction in supply of graphite.” says Chris Lai, CEO of Graphjet.

About Graphjet Technology

Graphjet Technology (Nasdaq: GTI) was founded in 2019 in Malaysia as an innovative graphene and graphite producer. Graphjet Technology has the world’s first patented technology to recycle palm kernel shells generated in the production of palm seed oil to produce single layer graphene and artificial graphite. Graphjet’s sustainable production methods utilizing palm kernel shells, a waste agricultural product that is common in Malaysia, will set a new shift in graphite and graphene supply chain of the world. For more information, please visit https://www.graphjettech.com/.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) changes in the markets in which Graphjet competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that Graphjet will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) Graphjet is beginning the commercialization of its technology and it may not have an accurate estimate of future capital expenditures and future revenue; (iv) statements regarding Graphjet’s industry and market size; (v) financial condition and performance of Graphjet, including the anticipated benefits, the implied enterprise value, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Graphjet; (vi) Graphjet’s ability to develop and manufacture its graphene and graphite products; (vii) Graphjet’s ability to return to and maintain compliance with Nasdaq continued listing standards; and (viii) those factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the documents to be filed by Graphjet from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Graphjet may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Graphjet does not give any assurance that Graphjet will achieve its expectations.

Graphjet Technology Contacts

Investors
ceo.office@graphjettech.com

Media
ceo.office@graphjettech.com

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